                           FULBRIGHT & JAWORSKI L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                              666 FIFTH AVENUE                     HOUSTON
                        NEW YORK, NEW YORK 10103-3198          WASHINGTON, D.C.
                                                                   AUSTIN
TELEPHONE 212/318-3000                                           SAN ANTONIO
FACSIMILE 212/752-5958                                              DALLAS
                                                                  NEW YORK
                                                                LOS ANGELES
                                                                  LONDON
                                                                 HONG KONG



November 8, 1999



Global Pharmaceutical Corporation
Castor & Kensington Avenues
Philadelphia, Pennsylvania 19124

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Global Pharmaceutical Corporation (the "Company"), relating to the shares of the Company's Common Stock, $.01 par value per share (the "Shares"), to be issued in connection with the merger of Impax Pharmaceuticals, Inc. with and into the Company (the "Merger").

     As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Merger and that the Shares being registered pursuant to the Registration Statement, when issued in accordance with the terms of the Merger, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We are not admitting that we are experts as defined under the provisions of the Act.


Very truly yours,


/s/ Fulbright & Jaworski L.L.P.